                                                                     EXHIBIT 2.2

                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT

         This Amendment No. 1 to Asset Purchase Agreement (this "Amendment"), is entered into as of March 17, 2000, by and among AMRESCO, INC., a Delaware corporation ("AMRESCO"), AMRESCO Management, Inc., a Texas corporation ("AMI"), AMRESCO Services, L.P., a Delaware limited partnership ("ASLP"), AMRESCO Capital, L.P., a Delaware limited partnership ("ACLP"), Holliday Fenoglio Fowler, L.P., a Delaware limited partnership ("HFF"), AMRESCO Commercial Finance, Inc., a Nevada corporation ("ACFI"), AMRESCO-Institutional, Inc., a Delaware corporation ("AII"), AMRESCO Mortgage Capital, Inc., a Delaware corporation ("AMCI"), AMRESCO Equity Investments II, Inc., a Delaware corporation ("AEI"), AMRESCO Equities Canada Inc., a corporation organized under the laws of Alberta, Canada ("AECI"), AMRESCO, Financial I, L.P., a Delaware limited partnership ("AFI"), AMRESCO Securities, Inc., a Texas corporation ("ASI"), AMRESCO Portfolio Investments, Inc., a Delaware corporation ("APII"), AMRESCO Principal Managers II, Inc., a Delaware corporation ("APM"), and Lend Lease (US) Services, Inc., a Delaware corporation ("Lend Lease").

                                    RECITALS

A. Sellers, ASI, AEI and Lend Lease entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of December 8, 1999, pursuant to which, among other things, Sellers agreed to sell the Purchased Assets (as defined in the Asset Purchase Agreement) to Lend Lease.

B. Sellers, ASI, AEI and Lend Lease desire to amend the terms of the Asset Purchase Agreement as set forth in this Amendment.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises, covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, intending to be legally bound, the parties hereby agree as follows:

1.       References; Defined Terms.

         (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Asset Purchase Agreement has the meaning assigned to such term in the Asset Purchase Agreement. Each reference to "hereof", "hereunder", "herein", "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Asset Purchase Agreement shall from and after the effectiveness of this Amendment refer to the Asset Purchase Agreement as amended hereby, except in any instance in the Asset Purchase Agreement where any such reference relates to the date of the execution of the Asset Purchase Agreement, in which instance such reference shall relate to the Asset Purchase Agreement, without amendment hereby.

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         (b)      The definition of the term "Sellers" in Section 1.1 of the
                  Asset Purchase Agreement is hereby amended by deleting the entities "ASI" and "AEI" from the second line thereof.

2. Purchase Price. In order to reflect (i) Amresco's acquisition of the Norwest 99-5 loan portfolio purchased by Granite Equities, Inc. for $1,008,000, and (ii) additional investments by Amresco Japan Portfolio Investments, Inc. in the Asahi 99-001 loan portfolio in the amount of $62,885, the parties hereby amend Section 3.1 of the Agreement as follows:

         (a) The aggregate Purchase Price amount in the second line thereof is hereby changed from "$247.5 million" to "$248,570,885"; and

         (b) The amount of the Cash Consideration in clause (ii) thereof is hereby changed from "$222.5 million" to "$223,570,885".

3. Teachers. Notwithstanding anything contained in the Agreement or any Schedule or Exhibit thereto to the contrary, the parties hereby agree as follows:

         (a) Item 2 on Schedule 4.3(b) is hereby deleted in its entirety and, in lieu thereof, the following is hereby added to the Agreement as new Section 3.2(c):

                  (c) TIAA Post-Closing Adjustment. The parties acknowledge and agree that the consent required in connection with Sellers' business relationship under the existing TIAA Private Label Securitization Program, pursuant to which, among other things, Sellers originate, underwrite, close and securitize loans for TIAA (the "TIAA Private Label Program"), has not been obtained prior to the Closing and, accordingly, (x) $6.4 million is hereby deducted from the Purchase Price and the Cash Consideration and (y) the TIAA Private Label Program shall continue to be operated by Sellers subject to and in accordance with the terms hereof until the sooner to occur of June 30, 2000 or the date on which the securitization of fourth "Pool" under the TIAA Private Label Program ("Pool IV") shall have been finally completed and the TIAA Put Right (as defined below) shall have expired or been exercised (as the case may be, the "TIAA Expiration Date"). The parties further agree that if, prior to the TIAA Expiration Date, Purchaser and TIAA enter into a definitive written agreement (the "TIAA Agreement") on terms mutually satisfactory to both TIAA and Purchaser setting forth the terms of Purchaser's business relationship with TIAA which will replace AMRESCO's existing business relationship with TIAA under the TIAA Private Label Program (including, among other things, the form thereof, the volume thereunder, fee arrangements, and terms regarding warehousing lines, representations and warranties and other matters deemed appropriate by Purchaser), then (i) Purchaser shall pay to ACLP $5 million (less the net present value of all management incentive payments made to any TIAA Employees under Section 6.2 of the Agreement) promptly after entering into the TIAA Agreement and (ii) simultaneously with such payment, Sellers shall assign and transfer to Purchaser any contracts and other assets relating to the TIAA Program, the TIAA Private

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                  Label Program and/or Pool IV which Purchaser shall request
                  (with any such transfer and assignment to be accomplished with documentation in the same form as the documentation pursuant to which other Purchased Assets are transferred and assigned at Closing). The Sellers agree to cooperate with Purchaser in connection with the negotiation between Purchaser and TIAA and the execution of the TIAA Agreement and, at Purchaser's reasonable request, shall use their reasonable best efforts to take all actions that Purchaser shall deem necessary or appropriate in connection therewith.

                           From and after the Closing until the TIAA Expiration
                  Date, AMRESCO shall (i) use its reasonable best efforts to continue operating the TIAA Private Label Program in the ordinary course of business, consistent with past practice and
                  (ii) receive all income, bear all costs and expenses, and be responsible for all obligations and liabilities, associated with the TIAA Private Label Program for the period between the Closing Date and the TIAA Expiration Date. In furtherance of the immediately preceding sentence, Purchaser shall promptly pay over to AMRESCO any income received by Purchaser to which AMRESCO is entitled pursuant to the immediately preceding sentence, and AMRESCO shall indemnify Purchaser and its affiliates against and promptly (and, in any event, prior to the TIAA Expiration Date) reimburse to Purchaser any costs, expenses and/or liabilities incurred by Purchaser or any of its Affiliates (including salaries, benefits, occupancy costs and other similar costs relating to the TIAA Employees (as defined below), as further set forth below) which relate to the operation of the TIAA Private Label Program prior to the TIAA Expiration Date. Sellers shall make and be solely responsible and liable for, and Purchaser shall have no obligation or liability in connection with, all representations and warranties to TIAA relating to TIAA Pool
                  IV. In addition, without limiting the generality of the other provisions hereof, Sellers shall be solely responsible and liable for, and Purchaser shall have no obligation to satisfy nor any liability in connection with TIAA's one day put right in connection with Pool IV which is set forth in the TIAA-CSFB Mortgage Conduit Warehouse Program, Securities Purchase Agreement, dated January 31, 1997 (the "TIAA Put Right").

                           After the Closing Date, Purchaser shall become the
                  employer of Seller's employees who prior to the Closing Date have had responsibility for managing or supervising the Sellers' TIAA Private Label Program, a list of which is attached hereto as Schedule 3.2(c) (the "TIAA Employees"), if Purchaser and the TIAA Employees can reach a mutually satisfactory agreement on compensation and benefits. Purchaser shall subcontract the TIAA Employees back to Sellers in order that the TIAA Employees can continue to manage or supervise the TIAA Private Label Program as operated by Sellers and as contemplated by this Section 3.2(c). Purchaser will provide the TIAA Employees to Sellers on such subcontracting basis until the TIAA Expiration Date. Sellers shall be responsible for reimbursing Purchaser within 30 days of receipt of a reasonably itemized invoice or invoices therefor for all employment-related costs associated with the TIAA Employees during the time the TIAA Employees are subcontracted to Sellers as described in this Section 3.2(c). This reimbursement obligation shall

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                  include, but not be limited to, costs associated with all
                  compensation and benefits provided to the TIAA Employees, occupancy costs and other similar costs relating to the TIAA Employees. In addition, Sellers will indemnify Purchaser and its affiliates for all costs and liabilities associated with any and all legal claims that the TIAA Employees may bring against Purchaser or any of its affiliates relating to or arising from their subcontract work or termination of this subcontract work for Sellers, including, but not limited to, court costs and attorneys' fees. If a satisfactory agreement cannot be reached between Purchaser and TIAA by the TIAA Expiration Date, the TIAA Employees may either (1) terminate their employment with Purchaser or (2) continue to work for Purchaser in another capacity if Purchaser should decide to continue to employ the TIAA Employees.

                           In the event that the TIAA Agreement is not entered
                  into by the TIAA Expiration Date, then Purchaser shall have no obligation to make the $5 million payment (less the net present value of all management incentive payments made to any TIAA Employees under Section 6.2 of the Agreement) described in this Section 3.2(c) and shall have no obligation, liability or responsibility whatsoever with respect to TIAA or the TIAA Private Label Program, and AMRESCO shall be solely responsible for, and shall promptly pay, any severance or related costs to the TIAA Employees which result from their termination by Purchaser or its Affiliates. For avoidance of doubt, the severance and related costs referred to in the preceding sentence shall include amounts arising under Purchaser's or its affiliates employee severance-related policies in effect on the Closing Date, including, without limitation, any severance costs or amounts arising from the transactions contemplated hereby (collectively, "LL Existing Severance Benefits"), but shall not include any other severance costs that Purchaser or any of its affiliates may, after the Closing Date, offer to any TIAA Employee in excess of the LL Existing Severance Benefits.

                           Any and all costs, expenses or liabilities for which
                  AMRESCO is responsible or liable under this Section 3.2(c) (including, without limitation, severance costs or other payments to any TIAA Employees and any and all liabilities under or relating to Pool IV or any representations made to TIAA in connection therewith or the TIAA Put Right) shall be deemed to be Excluded Liabilities against which Purchaser shall be indemnified by Sellers pursuant to Section 12.2 hereof.

4. Thailand. Sellers agree that it shall be a condition to the transfer of Sellers' Thailand assets which are part of the Purchased Assets, and which assets are set forth on Schedule 2.1(a)(xix) (and, accordingly, to Purchaser's obligation to pay the Closing Date Adjustment associated therewith ($5 million), as set forth on Schedule 4.3(b)) that Sellers cause each of the following to occur within the time period contemplated by clause (i) of Section 3.2(b) of the Agreement: (i) all servicing agreements to which Amresco (Thailand) Ltd. is a party shall be transferred to Pavilion Asset Management, Ltd. , after which transfer the transferred agreements shall be on the same terms as currently in effect, without adverse effect to the terms thereof or the rights being sought by Purchaser hereunder; and (ii) Sellers shall own (and shall transfer to Purchaser or its designee) not

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         less than 39% of the aggregate equity interests in Pavilion Asset
         Management, Ltd. Sellers agree to use their respective reasonable best efforts to cause the foregoing matters set forth in clauses (i) and
         (ii) to occur as promptly as practicable after the Closing. Upon satisfaction (or waiver by Purchaser in its sole discretion) of the foregoing conditions, Sellers shall assign and transfer to Purchaser or its designee all of Sellers' Thailand assets by executing transfer and assignment documents substantially in the form of the transfer and assignment documents pursuant to which other Purchased Assets are being transferred and assigned to Purchaser at the Closing.

5. Japan. The parties acknowledge and agree that the consents required in connection with the transfer of Sellers' Japanese assets (as set forth under Item 4 on Schedule 4.3(b) to the Agreement), which assets are included in the Purchased Assets, have not been obtained prior to the Closing and, accordingly, $5 million is hereby deducted from the Purchase Price and the Cash Consideration in accordance with the terms of Section 3.2 of the Agreement until such time as all such consents contemplated by Item 4 of Schedule 4.3(b) shall have been obtained by the parties. In the event that the parties shall fail to obtain the required consents prior to the first anniversary of the Closing Date (as contemplated by clause (i) of Section 3.2(b) of the Agreement), Purchaser shall reassign to Sellers the rights (subject to assumption by Sellers of all associated liabilities) to Sellers' Japanese assets which are being assigned to Purchaser (or its designee) at Closing; provided, however, that in the event of such reassignment, Sellers shall pay to Purchaser an amount in cash, by wire transfer to an account to be designated by Purchaser in writing, equal to the sum of
         (x) the amount of net working capital in respect of Sellers' Japanese assets, which amount was included in the Net Working Capital for purposes of the NWC Adjustment, plus (y) $1,362,000, representing the amounts previously paid by Purchaser for Sellers' Japanese Co-Investment Entities set forth on Schedule 2.1(a)(xix).

6.       DUS Reserve. The following is hereby inserted into the Agreement as
         Section 14.15 thereof:

                  Section 14.15. DUS Reserve. Without limiting any other provision of this Agreement, Sellers shall pay to Purchaser within two business days of Purchaser's demand therefor and shall indemnify Purchaser against any and all costs, losses, damages or liabilities of whatsoever nature incurred or suffered by Purchaser, directly or indirectly and whether matured or contingent, in respect of DUS Loan No. 40030543 (the so-called Overlook at Murray Hill loan) (the "Overlook Loan") in excess of the $688,420 reserve existing as of the date hereof in respect of the Overlook Loan. Notwithstanding any provision hereof or of the Holdback Note to the contrary and without limiting Purchaser's other remedies or the other provisions hereof, (x) if Sellers shall fail to pay any such amount owing under this Section when due, Purchaser shall be entitled to immediately offset such amount against the indebtedness owing under the Holdback Note by deducting the amount owing from the principal balance under the Holdback Note and (y) the aforedescribed costs, losses, damages and liabilities shall constitute Excluded Liabilities hereunder. Claims pursuant to the indemnity provided by this Section shall not be made after the third anniversary of the Closing Date.

7. Intellectual Property. Section 10.15 is hereby amended by inserting the following at the end thereof:

                  (c) The Purchaser desires to acquire from the Sellers, and the Sellers desire to transfer to the Purchaser, all of the Sellers' rights to use and exploit the additional software applications set forth on
         Schedule 10.15(c). The Purchaser and the Sellers shall, until the first anniversary of the Closing Date, use their reasonable best efforts to obtain any and all consents necessary for Purchaser to use and exploit such additional software applications; however, Sellers shall have no obligation to obtain such consents at, prior to or after the Closing Date.

8.       Indemnification.  Section 12.2 is hereby amended as follows:

         (a)      The "or" at the end of clause (d) is deleted;

         (b)      At the end of clause (e), replace the "." with "; or"; and

         (c)      Insert the following as new clause (f):

                           (f) Any loss or liability of Purchaser or any of its
                  affiliates owing to USL Capital Corporation, Mellon US Leasing, a Division of Mellon Leasing Corporation or any of their respective affiliates or assigns, or any other loss or liability of whatever nature of Purchaser or any of its affiliates arising by reason of the execution and delivery of that certain Sublease, dated as of March 17, 2000, between Amresco, Inc. , Mellon US Leasing and Lend Lease Real Estate Investments, Inc. of that certain Master Lease Agreement, dated as of December 18, 1995, between USL Capital Corporation and Amresco, Inc., as amended by Amendment No. 1 thereto (the "Sublease"), without the prior written consent of Mellon Leasing Corporation. Notwithstanding anything herein to the contrary, claims for indemnification under this clause (f) shall not be subject to either the Basket under Section 12.7(a) or the Sellers' indemnification cap under Section 12.7(c).

9. Loan and Security Agreement. In consideration of Purchaser's loan in such amount to Sellers, Sellers, for value received, hereby promise to pay to Purchaser on March 1, 2001 or upon any earlier date upon which Sellers or any of them may become the subject of a petition under the Bankruptcy Code, Title 11 United States Code (the earlier of such dates, the "Maturity Date"), $4,000,000.00 (the "Loan Amount") together with interest on the Loan Amount at the rate of 7.5% per annum, compounded monthly, in immediately available funds, in accordance with the terms of this paragraph. Both before and after the Maturity Date, Purchaser shall at its election be entitled to repayment of the Loan Amount and interest accrued thereon from, and any amounts owing hereunder shall, at Purchaser's election, be offset against and deducted from, any amounts owing by Purchaser to Sellers or their Affiliates under the Asset Purchase Agreement, the Holdback Note or any other agreements or arrangements (including, without limitation, any amounts which might be owing to Sellers after the Closing Date under the provisions of this Amendment). If the Loan Amount shall not have been paid in full by the Maturity

         Date or if Sellers shall not be in compliance with the covenant set forth in the last sentence of this paragraph, Sellers shall be in default hereunder and shall owe interest on the Loan Amount at the lower of 18% per annum and the highest rate permitted under applicable law, and Purchaser shall be entitled to exercise all remedies available under the Asset Purchase Agreement or at law or in equity to collect the amounts owing, including without limitation by enforcing its rights under the security interests and liens granted pursuant to this paragraph. Sellers hereby grant to Purchaser a security interest and lien in all Purchased Assets which are not transferred to Purchaser on the date hereof to secure the Loan Amount and agrees promptly to take such actions as Purchaser may request to confirm and perfect such security interest and lien.

10. No Liability. Notwithstanding anything contained in this Amendment, neither Purchaser nor any of its affiliates shall have any liability with respect to any Purchased Assets until such time as the Purchased Assets are transferred to Purchaser in accordance with the Agreement (as modified by this Amendment) and, upon such transfer, such assumption of liability by Purchaser or any of its affiliates shall be limited to Assumed Liabilities.

11. Reasonable Best Efforts. From and after the date hereof until the first anniversary of the date hereof, Sellers shall exercise their reasonable best efforts to cause all conditions to the transfer to the Purchaser (or its designee) of all businesses and Purchased Assets that are the subject of Closing Date Adjustments to be satisfied and, during the period from and after the date hereof and prior to the transfer thereof, Sellers shall operate such businesses or Purchased Assets in the ordinary course of business, consistent with past practice.

12. No Other Changes; No Waiver. Except as expressly amended by the foregoing, the Asset Purchase Agreement shall remain in full force and effect. Nothing contained herein shall be construed as a release or waiver of any provision of the Asset Purchase Agreement, nor in any way be construed to affect the validity or enforceability of any provision or part thereof, or the right of any party hereafter to enforce each and every provision of the Asset Purchase Agreement (except as expressly modified or amended by the foregoing).

13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

14. Effectiveness. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all the other parties hereto.

                                      * * *

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representatives as of the day and year first above written.

                                AMRESCO, INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO MANAGEMENT, INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO SERVICES, L.P.

                                By:    AMRESCO Mortgage Capital, Inc.,
                                       its General Partner


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO CAPITAL, L.P.

                                By:    AMRESCO Mortgage Capital, Inc., its
                                       General Partner


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President

                                HOLLIDAY FENOGLIO FOWLER, L.P.

                                By:    AMRESCO Mortgage Capital, Inc., its
                                       General Partner


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO COMMERCIAL FINANCE, INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO-INSTITUTIONAL, INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO MORTGAGE CAPITAL, INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO EQUITY INVESTMENTS II, INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO EQUITIES CANADA INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President

                                AMRESCO SECURITIES, INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO PORTFOLIO INVESTMENTS, INC.

                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO FINANCIAL I, L.P.

                                By:    AMRESCO Principal Managers II, Inc.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                AMRESCO PRINCIPAL MANAGERS II, INC.


                                By:   /s/ L.Keith Blackwell
                                   ---------------------------------------------
                                Name:     L. Keith Blackwell
                                Title:    Senior Vice President


                                LEND LEASE (US) SERVICES, INC.


                                By:   /s/ Pamela G. Griffin
                                   ---------------------------------------------
                                Name:     Pamela G. Griffin
                                Title:    Vice President